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                                                                   Exhibit 99.2

                               Ford Motor Company

                   2002 NORTH AMERICAN AND OVERSEAS PRODUCTION
                   -------------------------------------------

                                                  2002 Actual          2002 Planned
                                             -------------------  ----------------------
                                               First     Second     Third       Fourth
                                              Quarter    Quarter    Quarter     Quarter
                                             --------   --------   ---------  ----------
                                               (000)      (000)      (000)      (000)

North American Production and Imports*

Car                                              392        426      315        310

Truck                                            660        749      625        650
                                             -------    -------  -------    -------
   North American Production                   1,052      1,175      940        960

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         73       82         71
                                             -------    -------  -------    -------

   Total North America (Incl. Imports)         1,115      1,248    1,022      1,031

Overseas Vehicle Production                      612        666      632        716
                                             -------    -------  -------    -------

Ford Worldwide                                 1,727      1,914    1,654      1,747
                                             =======    =======  =======    =======

Over/(Under) Prior
------------------
   North America
                  Units:
                  - Forecast                       0          0        0        N/A
                  - Quarter                       57        133    (226)          9
                  - Year                        (13)         47      154       (63)

                  Percentage:
                  - Forecast                      0%         0%       0%        N/A
                  - Quarter                       5%        12%    (18)%         1%
                  - Year                        (1)%         4%      18%       (6)%

   Overseas
                  Units:
                  - Forecast                      0           0        0        N/A
                  - Quarter                     (57)         54     (34)         84
                  - Year                        (87)       (50)       52         47

                  Percentage:
                  - Forecast                      0%         0%       0%        N/A
                  - Quarter                     (9)%         9%     (5)%         13%
                  - Year                       (12)%       (7)%       9%          7%

   Worldwide
                  Units:
                  - Forecast                       0          0        0        N/A
                  - Quarter                        0        187    (260)         93
                  - Year                       (100)        (3)      206       (16)

                  Percentage:
                  - Forecast                      0%         0%       0%       N/A
                  - Quarter                       0%        11%    (14)%        6%
                  - Year                        (5)%         0%      14%      (1)%

- - -
*Includes units produced for other manufacturers (e.g. Mazda and Nissan)

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                                                             Investor Relations
                                                                         9/4/02